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                                                                Exhibit 10.42(D)

                           FOURTH AMENDMENT AGREEMENT
                           --------------------------

     AGREEMENT, dated August 3, 1995, to be effective as of June 1, 1995, among BUTLER SERVICE GROUP, INC. a New Jersey corporation, BUTLER INTERNATIONAL, INC., a Maryland corporation, BUTLER SERVICE GROUP CANADA, LTD., a Canadian corporation, and GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation.

                                  Background
                                  ----------

     A. Capitalized terms not otherwise defined shall have the meanings ascribed to them in the Credit Agreement dated as of May 31, 1994, between Butler Service Group, Inc. and General Electric Capital Corporation (as amended or supplemented from time to time, the "Credit Agreement").
                                        ----------------

     B. The Borrower has requested that the Lender increase, from $50,000,000 to $55,000,000, the Maximum Revolving Loan.

     C. The Lender has agreed to the Borrower's request subject to the terms and conditions of this Agreement.

                                   Agreement
                                   ---------

     In consideration of the Background, which is incorporated by reference, the parties, intending to be legally bound, agree as follows:

     1.   Modifications.  All the terms and provisions of the Credit Agreement
          -------------
and the other Loan Documents shall remain in full force and effect except as follows:

          (a) Section 3.01(b) of the Credit Agreement is deleted and the following is substituted therefor:

               (b)  Interest Rate.  The Borrower shall be obligated to pay
                    -------------
     interest to the Lender on the outstanding balance of the Revolving Loan, based on the sum of (X) the outstanding balance of the Revolving Loan and
     (Y) the aggregate undrawn face amount of all Letters of Credit, at an annual floating rate as follows:

               Sum of Outstanding Balance
               of Revolving Loan and
               Undrawn Face Amount of
               Letters of Credit              Interest Rate
               -----------------              -------------

               (i)  Less than or equal        Three hundred basis points (3.00%)
                    to $50,000,000            above the Index rate
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               (ii) Greater than $50,000,000   Five hundred basis points (5.00%)
                                               above the Index rate

          (b)  The foregoing is added as Section 3.17 of the Credit Agreement:

               3.17 Overadvance Fee. The Borrower agrees to pay to the Lender
                    ---------------
     the Overadvance Fee for each calendar day that there exists an Overadvance.

          (c) The definition of "Fees" contained in Schedule "1.01" to the Credit Agreement is deleted and the following is substituted therefor:

     "Fees" means the Closing Fee, the Letter of Credit Fees, the Early
      ----
Termination Fee, the Unused Facility Fee, the Overadvance Fee and the Transaction Expenses; all Fees shall be computed on the actual number of days elapsed in a year of 360 days, where applicable, and the Borrower acknowledges and agrees that the Lender shall have the right to charge the Fees to the Revolving Loan Account.

          (d) The definition of Maximum Revolving Loan contained in Schedule "1.01" to the Credit Agreement is deleted and the following is substituted therefor:

               "Maximum Revolving Loan" shall mean the agreement of the Lender to make Advances to the Borrower up to the maximum aggregate amount outstanding of $55,000,000. Notwithstanding the foregoing, the Maximum Revolving Loan shall be reduced to $50,000,000 upon the sooner to occur of
     (i) the Lender enters into a written agreement with a third party to purchase a participation interest in the Revolving Loan, on terms and conditions satisfactory to the Lender, (ii) the Borrower or the Parent receives proceeds from an offering of its equity securities or the placement of subordinated indebtedness, on terms and conditions satisfactory to the Lender, and (iii) September 30, 1995.

          (e) The following are added after the definition of "Environmental Liabilities and Costs" contained in Schedule "1.01" to the Credit Agreement:

               "Equity Offering" means the offering by the Parent of 50,000
                ---------------
     shares, Series A 5% Cumulative Preferred Stock, $0.001 par value, $100 per share, pursuant to the Confidential Private Placement Memorandum dated June 27, 1995.

               "Equity Offering Proceeds" means the cash proceeds received by
                ------------------------
     the Borrower or an affiliate in connection with the Equity Offering.

          (f) The following are added after the definition of "Organic Documents" contained in Schedule "1.01" to the Credit Agreement:
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                                      -3-

               "Overadvance" means, on any calendar day subsequent to May 31,
                -----------
1995, an amount equal to the outstanding balance of the Revolving Loan (up to the amount of the Maximum Revolving Loan) in excess of the Borrowing Base, but in no event shall such amount exceed the amount of $2,000,000.

               "Overadvance Fee" means the amount of $2,000, which amount shall
                ---------------
be due and payable for each Overadvance.

          (g) Section 6.02(c) of the Credit Agreement is deleted and the following is substituted therefor:

               (c)  Certificate of Incorporation.  Except for the Articles
                    ----------------------------
Supplementary to the Articles of Incorporation to be filed in connection with the Equity Offering, amend or otherwise modify any material term or provision of its certificate of incorporation or bylaws, or change its fiscal year for financial purposes, or permit any Subsidiary to do any of the following:

          (h) Section 6.02(o) of the Credit Agreement is deleted and the following is substituted therefor:

               (o)  Capital Structure.  The Borrower shall not:  (i) make any
                    -----------------
changes in any of its business objectives, purposes or operations which could in any way adversely affect the repayment of the Obligations or have or result in a Material Adverse Effect, or (ii) except for the consummation of the Equity Offering, make any change in its capital structure as described on
Schedule "4.01(v)" (including, without limitation, the issuance of any shares of
------------------
stock, warrants or other securities convertible into stock or any revision of the terms of its outstanding Stock).


          (i) Section 6.02(z) of the Credit Agreement is deleted and the following is substituted therefor:


               (z)  Dividends and Distributions.  Except for (X) dividends or
                    ---------------------------
     distributions in the aggregate of up to $350,000 in cash or kind and (Y) dividends in connection with the Stock to be issued upon the consummation of the Equity Offering, declare or pay, directly or indirectly, any dividend or make any other distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, with respect to any shares of its capital stock or directly or indirectly redeem, purchase, retire or otherwise acquire for value (or permit any Subsidiary or Affiliate to purchase or acquire) any of its shares for any such purposes; notwithstanding the foregoing, the payment of the foregoing dividends shall be prohibited if the payment of such dividends would constitute a Default.
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                                      -4-

     2.   Consent of Lender.  The Lender hereby consents to the consummation of
          -----------------
the proposed transaction by the Parent with respect to the offering of 50,000 shares, Series A 5% Cumulative Convertible Preferred Stock, $100 per share.

     3.   Conditions Precedent.  The Lender's obligations under this Agreement
          --------------------
are contingent upon the Lender's receipt of the following, all in form, scope and content acceptable to the Lender in its sole discretion:

          (a) Amendment Agreement.  This Agreement duly executed by the parties
              -------------------
hereto.

          (b) Allonge.  The Second Allonge To Revolving Promissory Note of this
              -------
date, to be effective as of June 1, 1995, duly drawn to the Lender.

          (c) Other.  Such other agreements and instruments as the Lender shall
              -----
require.

     4.   Reaffirmation By Borrower.  The Borrower acknowledges and agrees, and
          -------------------------
reaffirms, that it is legally, validly and enforceably indebted to the Lender under the Revolving Note without defense, counterclaim or offset, and that it is legally, validly and enforceably liable to the Lender for all costs and expenses of collection and attorneys' fees related to or in any way arising out of this Agreement, the Credit Agreement, the Revolving Note and other Loan Documents. The Borrower hereby restates and agrees to be bound by all covenants contained in the Credit Agreement and the other Loan Documents and hereby reaffirms that all of the representations and warranties contained in the Credit Agreement remain true and correct in all material respects except as disclosed in connection with the execution and delivery of the First Amendment Agreement dated December 14, 1994 (the "First Amendment Agreement"). The Borrower
                              -------------------------
represents that except as set forth in the Credit Agreement and the First Amendment Agreement, there are not pending or to the Borrower's knowledge threatened, legal proceedings to which the Borrower or either of the Guarantors is a party, or which materially or adversely affect the transactions contemplated by this Agreement or the ability of the Borrower or either of the Guarantors to conduct its business. The Borrower acknowledges and represents that the resolutions of the Borrower dated May 25, 1994, remain in full force and effect and have not been amended, modified, rescinded or otherwise abrogated.

     5.   Reaffirmation by Guarantors.  Each of the Guarantors acknowledges that
          ---------------------------
each is legally and validly indebted to the Lender under the Guaranty of each without defense, counterclaim or offset. Each of the Guarantors affirms that the Guaranty of each remains in full force and effect and acknowledges that the Guaranty of each encompasses, without limitation, the amount of the Maximum Revolving Loan, as modified herein.

     6.   Other Representations By Borrower and Guarantors.  The Borrower and
          ------------------------------------------------
the Guarantors each represents and confirms that (a) no Default or Event of Default has occurred
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                                      -5-

and is continuing and the Lender has not given its consent to or waived any Default or Event of Default and (b) the Credit Agreement and the other Loan Documents are in full force and effect and enforceable against the Borrower and Guarantors in accordance with the terms thereof. The Borrower and the Guarantors each represent and confirm that as of the date hereof, each has no claim or defense (and the Borrower and the Guarantors each hereby waive every claim and defense) against the Lender arising out of or relating to the Credit Agreement and the other Loan Documents or the making, administration or enforcement of the Revolving Loan and the remedies provided for under the Loan Documents.

     7.   No Waiver By Lender.  The Borrower and the Guarantors each
          -------------------
acknowledges that (a) by the execution by each of this Agreement, the Lender is not waiving any Default, whether now existing or hereafter occurring, disclosed or undisclosed, by the Borrower under the Loan Documents and (b) the Lender reserves all rights and remedies available to it under the Loan Documents and otherwise.



                     [THIS SPACE INTENTIONALLY LEFT BLANK]
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                                      -6-

     The parties have executed this Agreement on the date first written above to be effective as of August 3, 1995.


                                          BUTLER SERVICE GROUP, INC.


                                          By:/s/ Raymond J. Lacroix
                                             -----------------------
                                             Raymond J. Lacroix
                                             Its Senior Vice President and Chief
                                                  Financial Officer

                                          BUTLER INTERNATIONAL, INC.


                                          By:/s/ Raymond J. Lacroix
                                             -----------------------
                                             Raymond J. Lacroix
                                             Its Senior Vice President and Chief
                                                  Financial Officer


                                          BUTLER SERVICE GROUP CANADA, LTD.


                                          By:/s/ Raymond J. Lacroix
                                             -----------------------
                                             Raymond J. Lacroix
                                             Its Senior Vice President and Chief
                                                  Financial Officer

                                          GENERAL ELECTRIC CAPITAL
                                          CORPORATION


                                          By:/s/ Martin S. Greenberg
                                             ----------------------------
                                             Martin S. Greenberg
                                             Its Duly Authorized Signatory